                                                                     Exhibit 5.1


                                             November 17, 1997


The Learning Company, Inc.
One Athenaeum Street
Cambridge, MA 02142


     Re: Registration Statement on Form S-3
         ----------------------------------


Ladies and Gentlemen:

     I am Vice President and General Counsel of The Learning Company, Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of an aggregate of 2,735,081 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), to be sold by certain holders of the Shares (the "Selling Stockholders").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     In connection with this opinion and as General Counsel of the Company, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the preparation and filing of the Registration Statement and certain related matters; (iv) a form of specimen certificate for the Common Stock; (v) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (vi) such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such

The Learning Company, Inc.
November 17, 1997
Page 2


copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning any law other than the substantive law of The Commonwealth of Massachusetts.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, assuming the conformity of the certificates representing the Shares to the form of the specimen certificate of the Common Stock examined by me and the due execution and delivery of such certificates, the Shares have been duly authorized for issuance, were validly issued and are fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by me, as General Counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.


                                        Very truly yours,




                                        /s/ Neal S. Winneg
                                        ------------------------------
                                        Neal S. Winneg
                                        General Counsel